Exhibit 99.1

Violin Memory Elects William Kurtz to Board of Directors

SANTA CLARA, Calif.--(BUSINESS WIRE)--November 12, 2014--Violin Memory®, Inc., (NYSE:VMEM), a leading provider of award-winning all-flash storage arrays and appliances delivering application solutions for the enterprise, today announced that William H. Kurtz has been elected to its Board of Directors and appointed as Chairman of the Audit Committee, effective November 11, 2014.

“We are very pleased to welcome Bill to the Violin board. Bill brings over 30 years of financial and operating experience ranging from fast-growing start-ups to large global enterprises,” said Dr. Richard Nottenburg, Violin Memory’s Chairman of the Board. “His significant senior financial management experience, including his time as CFO and COO of 3Par (acquired by HP) and SVP and CFO of Engenio (acquired by Network Appliance), will be invaluable as we continue to improve the execution of the company, disrupt the storage industry with our leading products, and drive sustainable long-term growth.”

Since 2008, Mr. Kurtz has served as Chief Financial Officer and Chief Commercial Officer of Bloom Energy Corporation, a developer of fuel cell systems for on-site power generation. Prior to joining Bloom Energy Corporation, Mr. Kurtz served as Executive Vice President and Chief Financial Officer of Novellus Systems, Inc., a global semiconductor equipment company, and served as Senior Vice President and Chief Financial Officer of Engenio Information Technologies, Inc., a designer and manufacturer of high-performance modular enterprise storage systems. Mr. Kurtz also held various executive officer positions at 3PARdata, Inc., Scient Corporation and AT&T. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP.

In addition to his Board seat at Violin Memory, Mr. Kurtz currently serves on the Board of Directors for PMC-Sierra Inc. and is Chair of their Audit Committee. He holds a bachelor's degree in Commerce (major in Accounting) from Rider University and a Master's degree in Management Sciences from Stanford University and is a Certified Public Accountant (inactive).

About Violin Memory

Business in a Flash. Violin Memory transforms the speed of business with high performance, always available, low cost management of critical business information and applications. Violin’s All Flash optimized solutions accelerate breakthrough CAPEX and OPEX savings for building the next generation data center. Violin’s Flash Fabric Architecture™ (FFA) speeds data delivery with chip-to-chassis performance optimization that achieves lower consistent latency and cost per transaction for Cloud, Enterprise and Virtualized mission-critical applications. Violin's All Flash Arrays and Appliances, and enterprise data management software solutions enhance agility and mobility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory

Violin Memory Forward-looking Statement

This public announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a significant number of risks and uncertainties that could affect Violin Memory's business performance and financial results, including those set forth under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in Violin Memory's report on Form 10-Q for its second fiscal quarter, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Violin Memory's investor relations website at investor.violin-memory.com and on the SEC's website at www.sec.gov. All forward-looking statements in this public announcement are based on information available to Violin Memory as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website, www.violin-memory.com. Violin, Violin Memory and the Violin Memory logo are trademarks of Violin Memory, Inc. in the U.S. and other countries.

CONTACT:
Violin Memory, Inc.
Investor Relations
Bonnie Mott, 650-396-1525
ir@vmem.com
or
US Press Contact:
Walt & Company
Stephanie Johnson, 408-369-7200 x1048
sjohnson@walt.com